UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 2, 2014

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02  Results of Operations and Financial Condition.

Attached hereto as Exhibit 99.1 is the Citigroup Inc. (“Citi”) revised Historical Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013 (the “Revised Historical Supplement”), with historical financial data reclassified to reflect that, as previously disclosed, effective January 1, 2014, certain business activities within Securities and Banking and Transaction Services were realigned and aggregated as Banking and Markets and Securities Services components within the Institutional Clients Group (ICG) segment.  This change is due to the realignment of the management structure within the ICG segment, and does not impact any total segment-level information.  In addition, the Revised Historical Supplement reflects Citi’s re-allocation of certain administrative, operations and technology costs among Citi’s businesses, the allocation of certain costs from the Corporate/Other segment to Citi’s businesses as well as certain immaterial reclassifications between revenues and expenses affecting ICG.  Citi’s consolidated net income and earnings per share remain unchanged for all periods presented.

The Revised Historical Supplement reflects the format Citi will use to present its 2014 first quarter financial results (the “2014 First Quarter Results”) on April 14, 2014 and is being provided to facilitate the comparison of the 2014 First Quarter Results with prior financial periods.

This Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to the Securities Exchange Act of 1934, as amended (“Act”), and thus shall not be deemed to be “filed” for purposes of Section 18 of the Act or incorporated by reference into any filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number
99.1	Citigroup Inc. Revised Historical Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: April 2, 2014
	By:	/s/ JEFFREY R. WALSH
Name: Jeffrey R. Walsh
Title: Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number
99.1	Citigroup Inc. Revised Historical Quarterly Financial Data Supplement for the quarter and year ended December 31, 2013.